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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File numbers 333-07205, 333-07207, 333-07211,
333-07213, 333-52295, 333-82131, 333-95401, 333-38144, 333-38142, 333-38140,
333-61628, 333-106021 and 333-106023) and on Form S-3 (File number 333-113178)
of SS&C Technologies, Inc. of our report dated January 29, 2004, except as to
Note 14, for which the date is March 5, 2004, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
March 12, 2004